Exhibit 11

                      PFIZER INC. AND SUBSIDIARY COMPANIES

                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                    FULLY DILUTED EARNINGS PER COMMON SHARE

                      (In Millions Except Per Share Data)


                                                                                Year Ended December 31,
                                                                           ---------------------------------
                                                                            1993         1992         1991
                                                                           ------       ------       -------
Net income  ...........................................................    $657.5        $810.9       $722.1
Add:      Interest on 8 3/4% Convertible Subordinated Debentures
          Due 2006 and amortization of expenses incurred in connection with the issuance of the 8 3/4% Convertible Subordinated
          Debentures, net of applicable income tax effect (a)  ........       --             .2          1.3
                                                                           ------        ------       ------
Adjusted net income for earnings per common share computation  ........    $657.5        $811.1       $723.4
                                                                           ======        ======       ======
Weighted average number of common shares outstanding  .................     315.5         329.0        330.2
Common share equivalents applicable to stock option plans  ............       4.9           7.5          7.6
Common share equivalents applicable to 8 3/4% Convertible
    Subordinated Debentures Due 2006 (a)...............................        --            --          1.5
                                                                           ------        ------       ------
Weighted average number of common shares and common share
  equivalents used to compute earnings per common share  ..............     320.4         336.5        339.3
                                                                           ======        ======       ======
Earnings per common share  ............................................    $ 2.05        $ 2.41       $ 2.13
                                                                           ======        ======       ======
Adjusted net income for earnings per common share computation..........    $657.5        $811.1       $723.4
Add:      Interest on 4% Convertible Subordinated Debentures
          Due 1997 and amortization of expenses incurred in connection with the issuance of the 4% Convertible Subordinated
          Debentures, net of applicable income tax effect  ............        --            --           --
                                                                           ------        ------       ------
Adjusted net income for fully diluted earnings per common
  share computation....................................................    $657.5        $811.1       $723.4
                                                                           ======        ======       ======
Weighted average number of common shares outstanding  .................     315.5         329.0        330.2
Common share equivalents applicable to 8 3/4% Convertible
  Subordinated Debentures Due 2006 (a)  ...............................        --            --          1.5
Common share equivalents applicable to stock option plans  ............       5.1           7.5          8.4
Common share equivalents applicable to 4% Convertible
  Subordinated Debentures Due 1997 (b) . ..............................        --            .1           .1
                                                                           ------        ------       ------
Weighted  average number of common shares and common share
equivalents used to compute fully diluted earnings
  per common share  ...................................................     320.6         336.6        340.2
                                                                           ======        ======       ======
Fully diluted earnings per common share (c)  ..........................    $ 2.05        $ 2.41       $ 2.13
                                                                           ======        ======       ======

- ------------
(a) The 8 3/4% Convertible Subordinated Debentures Due 2006 are considered to be common share equivalents since the interest rate on the debentures was less than two-thirds of the prime interest rate at the time of issuance. These debentures were redeemed on April 15, 1992.

(b) The 4% Convertible Subordinated Debentures Due 1997 are not considered to be common share equivalents since the interest rate on the debentures was not less than two-thirds of the prime interest rate at the time of issuance.

(c)  This  calculation  is  submitted in  accordance  with  Regulation  S-K item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
